GTT Reports Fourth Quarter and Full Year 2017 Financial Results
Extends Consistent Track Record of Significant Growth
Q4 Revenue Grew 80.7% Year-Over-Year to $249.2 million; Up 23.0% Sequentially
Q4 Adjusted EBITDA Grew 79.8% Year-Over-Year to $60.8 million; Up 8.0% Sequentially
2017 Revenue Grew 57.0% to $827.9 million; 2017 Adjusted EBITDA Grew 77.2% to $221.7 million

McLean, VA, March 1, 2018 GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the quarter ended December 31, 2017.
Fourth quarter highlights:

•	Revenue of $249.2 million grew 80.7% over 4Q16, and grew 23.0% over 3Q17.

•
Net loss was $49.5 million, compared to net loss of $0.9 million in 4Q16 and net loss of $9.5 million in 3Q17. The 4Q17 net loss was primarily the result of several non-recurring costs, including $5.8 million in exit, transaction and integration costs related to the Global Capacity and Transbeam acquisitions, and $17.3 million of tax expense related to the change in US tax law and $29.0 million of tax expense related to the recording of a valuation allowance against U.S. deferred tax assets.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) of $60.8 million grew 79.8% over 4Q16, and grew 8.0% over 3Q17. Adjusted EBITDA margin was 24.4% compared to 24.5% in 4Q16 and 27.8% in 3Q17. The decline in Adjusted EBITDA margin is due to the inclusion of Global capacity for a full quarter in 4Q17.

•	Capital expenditures were $15.2 million (6.1% of revenue), compared to $6.4 million in 4Q16 (4.6% of revenue) and $9.1 million in 3Q17 (4.5% of revenue).

•
Using constant currency (i) 4Q17 revenue and Adjusted EBITDA would have been lower than reported by $2.0 million and $0.2 million, respectively, compared to 4Q16, and (ii) 4Q17 revenue and Adjusted EBITDA would have been lower than reported by $0.3 million and $0.1 million, respectively, compared to 3Q17.

Full year highlights:

•	Revenue of $827.9 million grew 57.0% over 2016.

•
Net loss was $71.5 million compared to net income of $5.3 million in 2016. The 2017 net loss was primarily related to non-recurring costs, including $41.5 million in exit, transaction and integration costs related to the acquisitions of Hibernia, Perseus, Global Capacity and Transbeam, $8.6 million loss on extinguishment of debt from the term loan repricing, $17.3 million of tax expense related to the change in US tax law and $29.0 million related to the recording of a valuation allowance against U.S. deferred tax assets.

•	Adjusted EBITDA of $221.7 million grew 77.2% over 2016, and Adjusted EBITDA margin of 26.8% grew 310 basis points over 2016.

•	Capital expenditures were $42.0 million (5.1% of revenue) compared to $24.2 million in 2016 (4.6% of revenue).

•	Using constant currency, 2017 revenue and Adjusted EBITDA would have been higher than reported by $3.5 million and $2.3 million, respectively, compared to 2016.

•	On a pro forma basis, assuming (i) Hibernia Network's and Global Capacity's historical results had been included for all periods presented, and (ii) constant currency:

•	4Q17 revenue and Adjusted EBITDA grew 5.3% and 11.1%, respectively, over 4Q16.

•	4Q17 revenue and Adjusted EBITDA grew 1.5% and 5.2%, respectively, over 3Q17.

•	2017 revenue and Adjusted EBITDA grew 7.4% and 14.4%, respectively, over 2016.

Revenue and cost of revenue includes $5.6 million and $17.4 million in 2016 and 2017, respectively, related to Federal Universal Services Fund and similar taxes and surcharges, which are now reported on a gross basis. Previously, these taxes and surcharges had been reported on a net basis. Revenue and cost of revenue have been adjusted for all periods presented to reflect the change in methodology.

See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, constant currency and pro forma calculations.
“Our results demonstrate continued execution against our growth strategy” stated Rick Calder, GTT president and chief executive officer. “With the acquisition of Interoute, which we announced earlier this week, we are excited to lead GTT into its next chapter of growth and further enhance our position as the most disruptive player in our industry”
“2017 was an incredible year for GTT, and 2018 is off to a great start” stated Mike Sicoli, chief financial officer. “We remain focused on rapid growth and progressing toward our next financial objectives of $2 billion in revenue and $550 million in Adjusted EBITDA”

Conference Call Information
GTT will hold a conference call on Thursday, March 1, 2018 at 10 a.m. Eastern Time. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714, enter passcode 10112898, and ask for the GTT Communications call, or view the webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10112898. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current view of GTT Communications, Inc. with respect to its plans, objectives and strategies or future events or future financial performance. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT

GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide area networking, Internet, managed services and voice services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

GTT Media Inquiries:
Marion Janic, RooneyPartners
+1-212-223-4017
mjanic@rooneyco.com

Bob Cavosi, RooneyPartners
+1-646-638-9891
rcavosi@rooneyco.com

GTT Investor Relations:
Jody Burfening/Carolyn Capaccio, LHA
+1-212-838-3777
ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenue:
Telecommunications services	$249.2	$137.9	$827.9	$527.3

Operating expenses:
Cost of telecommunications services	136.0	72.8	432.1	279.6
Selling, general and administrative expenses	63.9	38.0	215.4	143.2
Severance, restructuring and other exit costs	0.5	—	22.4	0.9
Depreciation and amortization	37.9	16.6	132.6	62.8

Total operating expenses	238.3	127.4	802.5	486.5

Operating income	10.9	10.5	25.4	40.8

Other expense:
Interest expense, net	(20.5)	(7.8)	(71.2)	(29.4)
Loss on debt extinguishment	—	—	(8.6)	(1.6)
Other income (expense), net	0.1	—	0.2	(0.6)

Total other expense	(20.4)	(7.8)	(79.6)	(31.6)

(Loss) income before income taxes	(9.5)	2.7	(54.2)	9.2

Provision for income taxes	40.0	3.6	17.3	3.9

Net (loss) income	$(49.5)	$(0.9)	$(71.5)	$5.3

(Loss) earnings per share:
Basic	$(1.12)	$(0.02)	$(1.71)	$0.14
Diluted	$(1.12)	$(0.02)	$(1.71)	$0.14

Weighted average shares:
Basic	44,135,789	37,221,037	41,912,952	37,055,663
Diluted	44,135,789	37,221,037	41,912,952	37,568,915

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in millions, except per share data)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$101.2	$29.7
Accounts receivable, net of allowances of $5.1 and $2.7, respectively	102.8	76.3
Prepaid and other current assets	24.1	12.8
Total current assets	228.1	118.8
Restricted cash and cash equivalents	—	304.3
Property and equipment, net	499.3	43.4
Intangible assets, net	417.1	193.9
Goodwill	644.5	280.6
Other long-term assets	9.2	12.3
Total assets	$1,798.2	$953.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$111.5	$48.2
Acquisition earn-outs and holdbacks	14.0	24.4
Current portion of capital lease obligations	1.5	1.0
Current portion of long-term debt	7.0	4.3
Deferred revenue	53.7	17.9
Total current liabilities	187.7	95.8
Capital lease obligations, long-term portion	0.3	0.1
Long-term debt	1,236.5	725.2
Deferred revenue, long-term portion	108.0	3.4
Deferred tax liability	26.3	—
Other long-term liabilities	8.0	1.0
Total liabilities	1,566.8	825.5
Commitments and contingencies
Stockholders’ equity:
Total stockholders’ equity	231.4	127.8
Total liabilities and stockholders’ equity	$1,798.2	$953.3

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net (loss) income	$(49.5)	$(0.9)	$(71.5)	$5.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	37.9	16.7	132.6	62.8
Share-based compensation	6.1	4.8	22.2	15.8
Debt discount amortization	—	0.3	0.4	0.9
Loss on debt extinguishment	—	—	8.6	1.6
Amortization of debt issuance costs	1.0	0.3	3.8	1.5
Excess tax benefit and deferred income taxes	34.0	2.2	10.3	2.2
Non-cash deferred revenue	(5.4)	(1.9)	(33.4)	(6.9)
Non-cash deferred costs	0.4	0.8	4.6	2.8
Changes in operating assets and liabilities, net of acquisitions:	(7.8)	5.4	(14.2)	(25.6)
Net cash provided by operating activities	16.7	27.7	63.4	60.4

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(53.9)	—	(706.3)	(14.1)
Purchase of customer contracts	—	(14.0)	(14.9)	(20.0)
Change in restricted cash and cash equivalents	—	(304.3)	304.3	(304.3)
Purchases of property and equipment	(15.2)	(6.4)	(42.0)	(24.2)
Purchases of intangible assets	(1.5)	—	(1.5)	—
Net cash used in investing activities	(70.6)	(324.7)	(460.4)	(362.6)

Cash flows from financing activities:
Proceeds from senior note	132.5	300.0	291.5	300.0
Proceeds from revolving line of credit	—	14.0	50.0	47.0
Repayment of revolving line of credit	—	—	(70.0)	(32.0)
Proceeds from term loan	—	—	696.5	29.9
Repayment of term loan	(1.7)	(1.1)	(432.8)	(4.2)
Payment of earn-out and holdbacks	(6.0)	—	(28.7)	(15.6)
Debt issuance costs	(4.1)	(0.5)	(34.0)	(1.4)
Repayment of capital leases	(0.6)	(0.4)	(1.6)	(1.8)
Proceeds from issuance of common stock under ESPP	0.3	0.1	0.7	1.2
Tax withholding related to the vesting of restricted stock units	(0.9)	(2.2)	(4.0)	(5.7)
Exercise of stock options	1.1	0.8	2.1	1.2
Net cash provided by financing activities	120.6	310.7	469.7	318.6
Effect of exchange rate changes on cash	(0.3)	0.6	(1.2)	(1.4)
Net increase in cash and cash equivalents	66.4	14.3	71.5	15.0
Cash and cash equivalents at beginning of year	34.8	15.4	29.7	14.7
Cash and cash equivalents at end of year	$101.2	$29.7	$101.2	$29.7

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with or a substitute for GAAP, and they may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or non-recurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement.

The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Adjusted EBITDA Less Capital Expenditures
Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures, is a performance measure that is used to evaluate the appropriate level of capital expenditures needed to support our expected revenue and to provide a comparable view of our performance relative to other telecommunications companies that may utilize different strategies for providing access to fiber-based services and related infrastructure. We use a “capex light” strategy, which means we purchase last-mile services and select core IP network services from other providers on an as-needed basis, pursuant to our customers’ requirements. Many other telecommunications companies spend significant amounts of capital expenditures to construct their own fiber networks and data centers, and attempt to purchase as little as possible from other providers. As a result of our strategy, we typically have lower Adjusted EBITDA margins compared to other providers but also spend much less on capital expenditures relative to our revenue. We believe it is important to take both of these factors into account when evaluating our performance.

The following is a reconciliation of Adjusted EBITDA and Adjusted EBITDA less capital expenditures from Net (Loss) Income (amounts in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Adjusted EBITDA
Net (loss) income	$(49.5)	$(0.9)	$(71.5)	$5.3
Provision for income taxes	40.0	3.6	17.3	3.9
Interest and other expense, net	20.4	7.8	71.0	30.0
Loss on debt extinguishment	—	—	8.6	1.6
Depreciation and amortization	37.9	16.6	132.6	62.8
Severance, restructuring and other exit costs	0.5	—	22.4	0.9
Transaction and integration costs	5.3	1.7	19.1	4.8
Share-based compensation	6.2	5.0	22.2	15.8
Adjusted EBITDA	60.8	33.8	221.7	125.1
Purchases of property and equipment	(15.2)	(6.4)	(42.0)	(24.2)
Adjusted EBITDA less capital expenditures	$45.6	$27.4	$179.7	$100.9

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency data offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current-period local currency financial results using prior-period exchange rates and comparing these adjusted amounts to our prior-period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe these certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past.

The following unaudited pro forma financial information and related notes present the historical information of GTT as if the acquisitions of Hibernia Networks (“Hibernia”) and Global Capacity had occurred on the first day of the period presented.

For the three months ended December 31, 2017, compared with the three months ended December 31, 2016, the following unaudited financial information presents historical GTT information as if the acquisitions of Hibernia and Global Capacity had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended December 31,
	2017	2016
Revenue
GTT as reported	$249.2	$137.9
Hibernia, net of pro forma adjustments (1)	—	42.0
Global Capacity, net of pro forma adjustments (1)	—	54.8
Pro Forma Revenue	$249.2	$234.7
Pro Forma % Growth	6.2%
Pro Forma % Growth (Constant Currency)	5.3%

Adjusted EBITDA
GTT as reported	$60.8	$33.8
Hibernia, net of pro forma adjustments (2)	—	15.7
Global Capacity, net of pro forma adjustments (2)	—	5.0
Pro Forma Adjusted EBITDA	$60.8	$54.5
Pro Forma Adjusted EBITDA Margin %	24.4%	23.2%
Pro Forma % Growth	11.5%
Pro Forma % Growth (Constant Currency)	11.1%

(1) Pro forma adjustments include revenue recognized by acquired company from GTT, net of revenue recognized by GTT from the acquired company prior to their respective close dates and adjustments in deferred revenue from acquired companies.

(2) Pro forma adjustments include net adjustments in deferred revenue and deferred costs from acquired company.

For the three months ended December 31, 2017, compared with the three months ended September 30, 2017, the following unaudited financial information presents historical GTT information as if the acquisition of Global Capacity had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended
	December 31, 2017	September 30, 2017
Revenue
GTT as reported	$249.2	$202.6
Global Capacity, net of pro forma adjustments (1)	—	42.6
Pro Forma Revenue	$249.2	$245.2
Pro Forma % Growth	1.6%
Pro Forma % Growth (Constant Currency)	1.5%

Adjusted EBITDA
GTT as reported	$60.8	$56.2
Global Capacity, net of pro forma adjustments (2)	—	1.5
Pro Forma Adjusted EBITDA	$60.8	$57.7
Pro Forma Adjusted EBITDA Margin %	24.4%	23.5%
Pro Forma % Growth	5.4%
Pro Forma % Growth (Constant Currency)	5.2%

(1) Pro forma adjustments include revenue recognized by acquired company from GTT, net of revenue recognized by GTT from the acquired company prior to their respective close dates and adjustments in deferred revenue from acquired companies.

(2) Pro forma adjustments include net adjustments in deferred revenue and deferred costs from acquired company.

For the year ended December 31, 2017, compared with the year ended December 31, 2016, the following unaudited financial information presents historical GTT information as if the acquisitions of Hibernia and Global Capacity had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Year Ended December 31,
	2017	2016
Revenue
GTT as reported	$827.9	$527.3
Hibernia, net of pro forma adjustments (1)	—	176.2
Global Capacity, net of pro forma adjustments (1)	149.5	209.4
Pro Forma Revenue	$977.4	$912.9
Pro Forma % Growth	7.2%
Pro Forma % Growth (Constant Currency)	7.4%

Adjusted EBITDA
GTT as reported	$221.7	$125.1
Hibernia, net of pro forma adjustments (2)	—	61.4
Global Capacity, net of pro forma adjustments (2)	7.9	16.1
Pro Forma Adjusted EBITDA	$229.6	$202.6
Pro Forma Adjusted EBITDA Margin %	23.5%	22.2%
Pro Forma % Growth	13.3%
Pro Forma % Growth (Constant Currency)	14.4%

(1) Pro forma adjustments include revenue recognized by acquired company from GTT prior to their respective close dates and adjustments in deferred revenue from acquired companies.
(2) Pro forma adjustments include net adjustments in deferred revenue and deferred costs from acquired company.

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